[LETTERHEAD]

ROBERT U. FEIN


                                                   May 29, 1996

BY FAX AND FEDEX
Mr. Stephen Roark
Black Hawk Gaming & Development Company, Inc.
2060 Broadway, Suite 400
Boulder, Colorado 80302

         RE:     REVISED LETTER OF INTENT

Dear Steve:

         Enclosed is a clean copy of the Letter of Intent revised to reflect our discussion earlier.

         Please fax a signed signature page to both Jeff and me for our files. In addition, once you have signed the hard copy of the original, you return that to me and I will obtain Jeff's signature.

         Should you have any questions regarding the enclosed, please feel free to contact me.

                                                 Very truly yours,


                                                 /s/ ROBERT U. FEIN
                                                     Robert U. Fein


mcc
Enclosure
cc:      Mr. Jeffrey P. Jacobs (by messenger w/enclosure)
         Mr. Sam Wing (by fax w/enclosure)
         Stephen P. Owendoff, Esq. (w/enclosure)

                                  NON-BINDING
                                LETTER OF INTENT

         This non-binding letter of intent is made and entered into as of the 29th of May, 1996 by and between Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("Black Hawk"), and Jacobs Entertainment, Ltd., an Ohio limited liability company, or its nominee as described in Paragraph 15 ("Jacobs Ent").

         NOW THEREFORE, the parties desire to confirm the various discussions they have had relative to the proposed purchase by Jacobs Ent of Common Stock of Black Hawk, as follows:

         1. Non-Binding. This document is only a list of proposed points that may or may not become part of an eventual agreement between the parties. It is not based on any present agreement between the parties. It is not intended to impose any obligation whatsoever on either party except (i) for an obligation to bargain in good faith and at arms length, (ii) for an obligation of the parties to utilize their best efforts in the negotiation and preparation of the definitive agreements contemplated by Paragraph 13 such that the same shall be executed not later than July 19, 1996, and (iii) for the obligations described in Paragraphs 17, 18, 19 and 20 below. The parties do not intend to be bound by any agreement until both agree to and sign a formal written agreement, and neither may reasonably rely on any promises inconsistent with this Paragraph 1. This Paragraph 1 supersedes all other conflicting language contained in this non-binding letter of intent.

         2.      Purchase of Shares of Black Hawk by Jacobs Ent.

         (a) Initial Sale. Subject to the conditions to Closing (defined below), Black Hawk shall sell and Jacobs Ent shall purchase 762,000 shares of Black Hawk's $0.001 par value Common Stock at a price of $5.25 per share for a total consideration of $4,000,500. Of this consideration, $2,000,250 shall be paid at Closing and $2,000,250 shall be subject to an irrevocable stock purchase agreement on terms and collateralized satisfactory to the parties (the "Irrevocable Stock Purchase Agreement") and shall be payable on or before March 15, 1997. The parties anticipate executing the Irrevocable Stock Purchase Agreement at Closing.

         (b) Subsequent Sales. It is contemplated that pursuant to the Irrevocable Stock Purchase Agreement Jacobs Ent will irrevocably commit to purchase up to the following number of shares of Black Hawk's $0.001 par value Common Stock on or before the dates set forth:

 Number of           Price                   Total            Purchase Closing
  Shares           Per Share             Purchase Price             Date
  ------           ---------             --------------             ----
   635,048            $5.25                $3,334,002*          July 31, 1996

   635,048            $5.25                $3,334,002*         March 31, 1997

   634,666            $5.25                $3,331,996*        February 1, 1998


                 The obligations of Jacobs Ent pursuant to this Paragraph 2(b) and otherwise shall apply only in the event the parties enter into the definitive agreement and the Irrevocable Stock Purchase Agreement and all other conditions to Closing have been satisfied.

                 (c) Guarantee. Jacobs Ent's performance of the Irrevocable Stock Purchase Agreement shall be guaranteed, personally and individually, by Jeffrey P. Jacobs in a form satisfactory to the parties.

        3.       Board of Directors; Officers.

                 (a) Upon Closing, Black Hawk's Board will consist of eight persons, four of whom will be nominees of Black Hawk and four of whom will be nominees of Jacobs Ent. This arrangement shall remain in effect until March 31, 1997.

                 (b) Within 90 days from the date of execution of the definitive agreement contemplated in Paragraph 13 below, a resolution will be advanced to create staggered terms for Board members in accordance with Section 7-108-106 of the Colorado Business Corporation Act and nominees of both Black Hawk and Jacobs Ent as set forth in (a) above will be nominated for one, two, and three year terms to be allocated as equitably as possible as between the two nominee groups (i.e., the two group's nominees will "mirror" each other).

                 (c) On March 31, 1997, assuming the first and second payments contemplated in Paragraph 2(b) above have been made in full, Jacobs Ent will have the right to nominate one additional member to fill a vacancy for a ninth Board member which vacancy shall be deemed to exist immediately upon such date.

                 (d) At Closing, Jeffrey P. Jacobs shall be elected Chief Executive Officer and shall act with Robert D. Greenlee, as Co-Chairmen of the Board of Directors of Black Hawk.


__________________

* The amounts set forth above are maximum amounts and are to be determined immediately prior to execution of the definitive agreement contemplated in Paragraph 13; provided, however, the definitive agreement shall provide that at least 571,428 of such shares shall he purchased by Jacobs Ent.

         4.      Joint Venture.

                 (a) At Closing, Jacobs Ent will assign to Black Hawk 25% of 100% of that certain joint venture (the "Joint Venture") which has heretofore been formed by Black Hawk and Jacobs Ent pursuant to a certain joint venture agreement dated December 15, 1994 by and between Black Hawk and Jacobs Investments, Inc., as amended (the "Original Joint Venture Agreement"). Thereafter, Black Hawk shall be a 75% Joint Venture participant and Jacobs Ent shall be a 25% Joint Venture participant.

                 (b) It is further contemplated that approximately $16,000,000 of equity will be required to fund the Joint Venture and that Black Hawk's $12,000,000 share thereof will consist of $4,000,500 received from the transaction contemplated in Paragraph 2(a) above, and $8,000,000 of additional cash and land and development costs; provided further that cash and land and development costs incurred by Black Hawk shall be applied toward its 75% interest in the Joint Venture. Jacobs Ent's share will consist of $2,500,000 cash to be contributed and land and development costs valued at $1,500,000; provided further that cash and land and development costs incurred by Jacobs Ent shall he applied toward its 25% interest in the Joint Venture.

                 (c) The Original Joint Venture Agreement shall be amended as of the Closing to provide that if the Joint Venture loses any operator, retail gaming or other gaming license granted by the Division or the Commission which is material to the operation of its business, or if after having diligently pursued such licensing efforts, operator and retail gaming licenses for the Joint Venture are not granted on or before December 31, 1997, and such loss or failure to obtain such licenses is not caused due to the fault of Jacobs Ent or Jeffrey P. Jacobs or its or his affiliates other than Black Hawk, then, subject to any required approval of the Division or the Commission, Jacobs Ent shall have the following rights:

                          (i)     to have the $4,000,500 received from the
transaction contemplated in Paragraph 2(a) above applied to increase Jacobs Ent's Joint Venture participation to fifty percent (50%); and

                          (ii)    to exercise a right of first refusal to
purchase Black Hawk's interest in the Joint Venture, with an amount equal to the consideration paid for the shares of Common Stock under Paragraph 2(b) above to be applied against such purchase price, with any unapplied amount to be payable over a period not to exceed 12 months and upon such other terms and conditions as agreed to by the parties in the amendment; such terms to include the grant to Jacobs Ent, to the extent not currently prohibited by any agreements to which Black Hawk is a party or as is prohibited by any regulatory authority or any applicable gaming laws, of a lien in the assets of Black Hawk and\or the Joint Venture in a manner satisfactory to Jacobs Ent.

                 (d) The Original Joint Venture Agreement shall further be amended as of the Closing to provide that if the Joint Venture loses any operator, retail gaming or other gaming license granted by the Division or the Commission which is material to the operation of its business, or after having diligently pursued such licensing efforts, operator and retail gaming licenses for the Joint Venture are not granted on or before December 31, 1997, and such loss or failure to obtain such licenses is caused due to the fault of Jacobs Ent. or Jeffrey P. Jacobs or its or his affiliates other than Black Hawk, then, subject to any required approval of the Division or the Commission, Black Hawk shall have the right to exercise a right of first refusal to purchase Jacobs Ent's interest in the Joint Venture, upon such terms and conditions as agreed to by the parties in the amendment.

                 (e) Subject to any required approval of the Division or the Commission, for a period of 2 years following the Closing, Jacobs Ent may, in its sole and absolute discretion, make available up to $20,000,000 in loans to Black Hawk to be used by Black Hawk for development and acquisition activities.

         5.      Master Joint Venture Agreement.

                 (a) The parties also intend to enter into a 20 year master joint venture agreement (the "Master Joint Venture Agreement") (which may be extended for an additional 20 years upon the parties mutual consent) at Closing. It is intended that the Master Joint Venture Agreement minimize potential conflicts of interest between the parties with respect to joint ventures contemplated to be formed to pursue various gaming opportunities. Pursuant to the Master Joint Venture Agreement, any gaming opportunity now, or in the future, owned or controlled by Jacobs Ent will be offered to a joint venture in which Black Hawk shall have the election to own up to fifty-one percent (51%) therein; provided however Jacobs Ent's present interest in the Virginia Racing Track and associated satellite wagering facilities are to be excepted therefrom. Likewise, any gaming opportunity now, or in the future, owned or controlled by Black Hawk shall be offered to a joint venture in which Jacobs shall have the right to obtain an ownership interest of up to forty-nine percent (49%) therein. For purposes hereof, a gaming opportunity shall mean any right to invest in or participate in any venture, investment, enterprise, entity or other business opportunity involved in or associated with, the legal gaming industry.

                 (b) The Master Joint Venture Agreement referred to above shall provide among other things for a co-management fee payable to Jacobs Ent and calculated as a percentage of each individual venture's gaming revenues less gaming taxes (the "fee"). The fee shall be 1% if Jacobs Ent's ownership of a particular venture is between 25 and 49%; the fee shall be 3/4 of 1% if Jacobs Ent's ownership is between 15 and 24%; and the fee shall be 1/2 of 1% if Jacobs Ent's ownership is between 1 and 14%. The co-management fee for the Joint Venture will, however, remain as previously negotiated in the Original Joint Venture Agreement.

                 (c) The terms of such Master Joint Venture Agreement shall be structured such that the financial results of any particular joint venture can be consolidated with the financial results of Black Hawk in accordance with generally accepted accounting principles.

                 (d) Provision shall be made to provide for distributions from each joint venture, based on the discretion of the Board of Directors of Black Hawk, after giving due regard to the need for reserves for operating and capital improvements of such joint venture, if any.

         6.      Use of Proceeds.

                 (a) The parties shall prepare a schedule allocating the proceeds to be received from Jacobs Ent's initial investment described in Paragraph 2 above to provide assurance to Jacobs Ent that the proceeds will be used to fund Black Hawk's participation in the Joint Venture referred to in Paragraph 4, above.

                 (b) To such end it shall be a condition to Closing that Jacobs Ent shall have received an irrevocable undertaking from the Board of Directors of Black Hawk and its Chief Financial Officer that the written authorization of Jacobs Ent is required prior to the expenditure of, or commitment to expend, the aggregate of up to $10,000,000 of funds to be contributed to Black Hawk pursuant to the Irrevocable Stock Purchase Agreement referred to in Paragraph 2 above; provided however, that such funds shall be kept in segregated accounts pending their utilization.

         7.      Compensation Plans.

                 (a) As a further condition to Closing, Black Hawk's current stock option program will be expanded in a manner satisfactory to the parties to cover an additional 300,000 shares of Common Stock to accommodate certain grants of options which are presently contemplated to be made as follows: 180,000 shares to Jacobs Ent's employees (including Jeffrey P. Jacobs) as determined by Jacobs Ent and 120,000 shares to Black Hawk's officers and employees to be determined by the Board of Black Hawk.

                 (b) The exercise price of such options shall be determined in accordance with Section 422 of the Internal Revenue Code of 1986 (the "Code") recognizing that options issued to substantial shareholders must he at 110% of fair market value and have exercise terms no greater than five (5) years and that options issued to other persons shall be at 100% of fair market value with exercise terms of no longer than ten (10) years. Moreover, a vesting schedule shall be developed to set forth the vesting period of such options; provided however no vesting shall occur during the first three years after date of grant.

                 (c) It is the intention of the parties, and such intention will be manifested in resolutions of Black Hawk's Board of Directors that the options described in Paragraph 7(a) above may be deemed to have been granted concurrently herewith at a fair market value of $5.25 per share, provided the same complies with Section 422 of the Code.

                 (d) The parties agree that the options described in subparagraph (a) above may either be qualified or nonqualified options depending on the relationship of the grantee with Black Hawk.

                 (e) Options held by certain officers and directors of Black Hawk shall be modified to provide for exercise prices of $5.25 per share, such date of modification shall be deemed to be the date hereof.

         8.      Poison Pill Provision, Right of First Refusal.

                 (a) Legal advice shall be sought from counsel to Black Hawk and Jacobs Ent to adopt an appropriate "poison pill" provision to protect Black Hawk and its shareholders from unwarranted and unwanted takeover attempts by unrelated third parties. The Board of Directors shall submit such "poison pill" plan to the shareholders of Black Hawk, if necessary, at the next regularly scheduled Annual Meeting of Shareholders.

                 (b) The definitive agreement shall contain a right of first refusal between and among Jeffrey P. Jacobs and Robert D. Greenlee and Frank B. Day with respect to the shares of Common Stock owned or subscribed by each of them or their controlled entities. If two of the three foregoing persons exercise their right of first refusal as to the third person's shares, in whole or in part, the number of shares each shall have the right to purchase shall be based on the ratio that each person's shareholdings bears to the total shareholdings of both persons.

         9.      Additional Investment.

                 The Board of Directors of Black Hawk shall offer Robert D. Greenlee, Frank B. Day and certain employees of Black Hawk the right and option to, at Closing, purchase up to in the aggregate $1,250,000 of Black Hawk's $0.001 par value Common Stock at the same price set forth in Paragraph 2 above as such represents the purchase price to be paid by Jacobs Ent at Closing, provided however the amount of such purchases may not exceed an amount equal to 25% of the total amounts purchased by Jacobs Ent under such Paragraph 2(b) above. Messrs. Greenlee and Day shall have the right to enter into irrevocable stock purchase agreements with the same payment dates as is set forth in Paragraph 2(b) above.

         10.     Key Employees

                 Jacobs Ent and Black Hawk acknowledge that the continued availability of the services of Stephen R. Roark and Stanley Politano are in the best interest of Black Hawk. Therefore, the parties agree that at Closing employment agreements in form satisfactory to Jacobs Ent will be entered into between Black Hawk and each of Messrs. Roark and Politano, respectively, and that such agreements will be approved or ratified by the expanded Board of Directors as such is described in Paragraph 3 above.

         11.     Governmental Regulation.

                 (a) The parties hereto acknowledge that the business of Black Hawk and the proposed business of the Joint Venture is subject to stringent government regulation including supervision by the Colorado Division of Gaming (the "Division") and the Colorado Limited Gaming Control Commission (the "Commission").

                 (b) The parties also acknowledge that the Gilpin Hotel Casino ("Casino") of which Black Hawk is the general manager and a joint venture participant has been made aware that the Division is conducting an investigation into certain check cashing and bad check collection practices of the Casino or certain of its personnel and agents since the date of its opening. No proceedings have been initiated against the Casino in any judicial or administrative forum, although financial penalties and/or license suspension or revocation could result if charges, such as illegally extending credit by the Casino, are established.

                 (c) The parties also acknowledge that Jacobs Ent and/or Jeffrey P. Jacobs are presently seeking appropriate gaming licenses from the Division, and that no assurance can be given that such licenses will be issued or when such licenses may be issued.

                 (d) Therefore, if any license, registration, application or other form of required governmental filing, for the Casino, the Joint Venture or otherwise, is denied, reserved, revoked, or suspended for any reason, including, but not limited to the participation of a person unacceptable or unsuitable to a governmental authority, the affected party hereto (either Black Hawk, Jacobs Ent or Jeffrey P. Jacobs) shall take all measures necessary to remedy or correct the deficiency. In the case where a governmental authority denies or reserves approval for gaming operations or other business operations of a party hereto because of the participation of an unacceptable or unsuitable person, that party shall forthwith expel such person(s) and substitute a person(s) acceptable to the governmental authority, or otherwise take measures to remedy or correct the deficiency.

                 (e) If either Jeffrey P. Jacobs or Jacobs Ent, or his or its affiliates other than Black Hawk, is found not suitable or acceptable for licensing or for participation in gaming by the Division or the Commission, then Black Hawk shall, subject to any required approval of the Division or the Commission, redeem the shares of Common Stock previously purchased by Jacobs Ent at a price equal to the consideration paid for such shares and payable over a period not to exceed 12 months and upon such other terms and conditions as agreed to by the parties in the definitive agreement, or as may be required pursuant to Colorado Gaming Rule 4.5.

                 (f) If Black Hawk or the Casino loses any operator, retail gaming or other gaming license granted by the Division or Commission which is material to the operation of its business and such loss is not caused due to the fault of Jacobs Ent or Jeffrey P. Jacobs, or its or his affiliates other than Black Hawk, then, subject to any required approval of the Division or Commission, Jacobs Ent shall be entitled to have the shares of Common

Stock previously purchased by Jacobs Ent redeemed at a price equal to the consideration paid for such shares and payable over a period not to exceed 12 months and upon such other terms and conditions as agreed to by the parties in the definitive agreement, or as may be required pursuant to Colorado Gaming Rule 4.5; such terms to include the grant to Jacobs Ent, to the extent not currently prohibited by any agreement to which Black Hawk is a party or as is prohibited by any regulatory authority or any applicable gaming laws, of a lien in the assets of such parties in a manner satisfactory to Jacobs Ent.

         12.     Miscellaneous.

                 (a) Mission Statement. The parties shall prior to Closing develop a mission statement for Black Hawk as expanded by the involvement of Jacobs Ent and Jeffrey P. Jacobs to address the Black Hawk's long-term strategy and shall particularly include reference to ongoing and potential gaming opportunities in Colorado, or other areas of the United States and in international markets.

                 (b) Board Ratification. At Closing, the present Board of Directors of Black Hawk will deliver a certified copy of a resolution pursuant to which it ratifies that certain provision in the Original Joint Venture Agreement under which Jacobs Ent is entitled to a $600,000 development fee to be paid with proceeds from project funding.

                 (c) Jeffrey P. Jacobs Compensation. Commencing at Closing, Jeffrey P. Jacobs shall begin receiving a base salary ratably on a monthly basis and a bonus salary as follows:

                 (i)      $150,000 per year as a base salary; plus

                 (ii) 2.5% of Black Hawk's pre-tax net income above $2,880,000 in each fiscal year determined in accordance with generally accepted accounting principles determined for each calendar year on or before March 31 of the succeeding year.

                 (d) The definitive agreement referred to below in Paragraph 13(iv) shall contain customary and standard "piggyback" and demand registration rights with respect to the shares to be purchased by Jacobs Ent hereunder and with respect to restricted or controlling shares now owned or acquired hereunder pursuant to Paragraph 9 above by current officers and directors of Black Hawk.

         13. Conditions to Closing.

                 The closing (the "Closing") of the transactions described in this non-binding letter of intent shall be subject to the following conditions:

                 (i) Completion of on-going due diligence activities which do not disclose material variances from information heretofore provided by Black Hawk and Jacobs Ent.

                 (ii) Obtaining requisite approvals from any governmental or regulatory authority if required.

                 (iii) The approval of the Boards of Directors and/or managers of both parties.

                 (iv) The execution and delivery of a definitive agreement containing customary and standard representations and warranties of both parties; execution and delivery of the Irrevocable Stock Purchase Agreements and Personal Guaranty and an agreement in principle regarding the Master Joint Venture Agreement.

                 (v) The execution and delivery of the amendments to the Original Joint Venture Agreement described in Paragraphs 4(c) and 4(d).

         The parties agree that if the condition described in Paragraph 13(iv) is not satisfied on or before July 19, 1996, either party may forthwith terminate this non-binding letter of intent by notice to the other.

         14.     Construction.

         This non-binding letter of intent shall be construed in accordance with the laws of the State of Colorado.

         15.     Assignability.

                 Jacobs Ent may assign this letter and its rights and obligations hereunder to a corporation, limited liability company, partnership, trust or other entity which is under common control with or controlled, through equity ownership and/or voting or management rights, by Jacobs Ent or Jeffrey
P. Jacobs; it being acknowledged that an entity managed either by Jacobs Ent or Jeffrey P. Jacobs constitutes common control.

         16. Notices.

                 If to Black Hawk:

                 Stephen R. Roark, President
                 Black Hawk Gaming & Development
                   Company, Inc.
                 2060 Broadway, Suite 400
                 Boulder, Colorado 80302

                 If to Jacobs Ent:

                 Jacobs P. Jacobs, President
                 Jacobs Entertainment, Ltd.
                 1231 Main Avenue
                 Cleveland, Ohio 44113

         17. Due Diligence and Confidentiality. Commencing with the date hereof, Jacobs Ent, Jeffrey P. Jacobs and/or its agents shall be permitted to make an investigation of Black Hawk and to have full access to all information related thereto, provided that such information shall be and remain confidential until the Closing, and further, that if the Closing does not occur, such parties shall return to Black Hawk all documents theretofore furnished by Black Hawk. Jacobs Ent and Jacobs agree that neither of them nor their managers, members, employees or agents shall divulge any confidential or proprietary information regarding Black Hawk, except to the extent (a) required by law, (b) otherwise available from third parties, or (c) previously known to Jacobs Ent, Jacobs and/or their agents from sources other than Black Hawk.

         18. Confidentiality-Black Hawk. Black Hawk agrees that neither it nor its directors, shareholders, employees or agents shall divulge any confidential or proprietary information regarding Jacobs Ent or Jeffrey P. Jacobs, except to the extent (a) required by law, (b) otherwise available from third parties, or (c) previously known to Black Hawk and/or its agents from sources other than Jacobs Ent or Jeffrey P. Jacobs.

         19. Expenses. Each party will pay its own expenses incidental to negotiations, preparation of agreements and the Closing, whether or not the transaction is finally consummated.

         20. Brokerage. Each party represents and warrants to the other that no person or persons assisted in or brought about the negotiations of the transaction contemplated by this non-binding letter of intent in the capacity of broker, agent, finder or originator on behalf of it. Each party agrees to indemnify and hold harmless the other from any claim asserted against such other party for a brokerage or agent's or finder's or originator's commission or compensation in respect of such transaction.

         Confirming the provisions of Paragraph 1, except with respect to Paragraphs 17, 18, 19 and 20 which shall survive any termination of this letter, this letter is not intended to be binding. The parties' execution hereof is intended only to set forth the general principles pursuant to which the parties intend to negotiate a definitive agreement and other agreements contemplated by Paragraph 13, but does not constitute an agreement to consummate the transactions described herein. Such agreement will be contained only in such agreements. This letter is an expression of the parties' mutual intent to proceed with the negotiating and drafting of a definitive agreement in accordance with the principles stated herein.

         IN WITNESS WHEREOF, the undersigned hereby execute and deliver this non-binding letter of intent as of the date first set forth above.

                          BLACK HAWK GAMING & DEVELOPMENT
                            COMPANY, INC.


                          By: /s/ ROBERT D. GREENLEE
                             ---------------------------------------------------
                             Robert D. Greenlee, Chairman

                          JACOBS ENTERTAINMENT, LTD.

                          By:/s/ JEFFREY P. JACOBS
                             ---------------------------------------------------
                             Jeffrey P. Jacobs, President

                          For purposes of Paragraph 2(c) above only, the signatory below joins in this non-binding letter of intent;



                                           /s/ JEFFREY P. JACOBS,
                          ------------------------------------------------------
                                      JEFFREY P. JACOBS, INDIVIDUALLY